                                                                    EXHIBIT 99.3


      INSTRUCTIONS TO REGISTERED HOLDER AND/OR BOOK-ENTRY TRANSFER FACILITY
                     PARTICIPANT FROM AIRCRAFT FINANCE TRUST

                                       FOR
                                TENDER OF UP TO:

 $512,500,000 CLASS A-1 FLOATING RATE ASSET BACKED NOTES, SERIES 1999-1 (CUSIP:
  009341AL2) IN EXCHANGE FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF CLASS A-1
      FLOATING RATE ASSET BACKED NOTES, SERIES 1999-1 (CUSIP: U01002AA9),

 $400,000,000 CLASS A-2 FLOATING RATE ASSET BACKED NOTES, SERIES 1999-1 (CUSIP:
  009341AM0) IN EXCHANGE FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF CLASS A-2
      FLOATING RATE ASSET BACKED NOTES, SERIES 1999-1 (CUSIP: U01002AB7),

  $126,500,000 CLASS B FLOATING RATE ASSET BACKED NOTES, SERIES 1999-1 (CUSIP:
   009341AN8) IN EXCHANGE FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF CLASS B
      FLOATING RATE ASSET BACKED NOTES, SERIES 1999-1 (CUSIP: U01002AC5),

   $106,000,000 CLASS C FIXED RATE ASSET BACKED NOTES, SERIES 1999-1 (CUSIP:
009341AP3) IN EXCHANGE FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF CLASS C FIXED
           RATE ASSET BACKED NOTES, SERIES 1999-1 (CUSIP: U01002AD3).


                             AIRCRAFT FINANCE TRUST

_______________________________________________________________________________
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON           ,
 UNLESS EXTENDED (THE "EXPIRATION DATE"). RESTRICTED NOTES (AS DEFINED BELOW)
   TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE
                               EXPIRATION DATE.
_______________________________________________________________________________

To Registered Holders and Depository
  Trust Company Participants:

         We are enclosing herewith the material listed below relating to the offer by Aircraft Finance Trust (the "Company"), to exchange an aggregate principal amount of up to $1,145,000,000 of its Class A-1 Floating Rate Asset Backed Notes, Series 1999-1, Class A-2 Floating Rate Asset Backed Notes, Series 1999-1, Class B Floating Rate Asset Backed Notes, Series 1999-1, Class C Fixed Rate Asset Backed Notes, Series 1999-1, (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for an equal aggregate principal amount of its issued and outstanding Class A-1 Floating Rate Asset Backed Notes, Series 1999-1, Class A-2 Floating Rate Asset Backed Notes, Series 1999-1, Class B Floating Rate Asset Backed Notes, Series 1999-1 and Class C Fixed Rate Asset Backed Notes, Series 1999-1 (the "Restricted Notes") upon the terms and subject to the conditions set forth in the Company's
Prospectus, dated            , and the related Letter of Transmittal (which
together set forth the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

         Enclosed herewith are copies of the following documents:

1.       Prospectus dated          ;

2. Letter of Transmittal (together with accompanying Substitute Form W-9 and Guidelines); and

3. Letter which may be sent to your clients for whose account you hold Restricted Notes in your name or in the name of your nominee, with space provided for obtaining such client's instruction with regard to the Exchange Offer.

         We urge you to contact your clients promptly. Please note that the Exchange Offer will expire on the Expiration Date unless extended.

         The Exchange Offer is not conditioned upon any minimum number of Restricted Notes being tendered.

         Pursuant to the Letter of Transmittal, each Holder of Restricted Notes will represent to the Company that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the Holder, (ii) the Holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes within the meaning of the Securities Act, (iii) if the Holder is not a broker-dealer, or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Restricted Notes, the Holder is not engaged in and does not intend to participate in the distribution of such Exchange Notes and (iv) the Holder is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or if the Holder is such an "affiliate," that the Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, and (v) the Holder is not an "Initial Purchaser" who acquired the Restricted Notes directly from the Company in the initial offering to resell pursuant to Rule 144A, Regulation S or any other available exemption under the Securities Act, or if the Holder is such an Initial Purchaser, that the Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the Holder is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account in exchange for Restricted Notes, it represents that such Restricted Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the Holder is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         The enclosed Letter to Clients contains an authorization by the beneficial owners of the Restricted Notes for you to make the foregoing representations.

         The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Restricted Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Restricted Notes to it, except as otherwise provided in Instruction 6 of the enclosed Letter of Transmittal.

         Additional copies of the enclosed material may be obtained from Bankers Trust Company, as Exchange Agent, 4 Albany Street, 7th Floor, New York, NY 10006, Attention: Anthony Nista, Telephone: 212-250-4730.

                                Very truly yours,



                                AIRCRAFT FINANCE TRUST
                                BY:   WILMINGTON TRUST COMPANY,
                                      not in its individual capacity but solely
                                      as Owner Trustee
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                                LETTER TO CLIENTS

                                       FOR
                                TENDER OF UP TO:

 $512,500,000 CLASS A-1 FLOATING RATE ASSET BACKED NOTES, SERIES 1999-1 (CUSIP:
  009341AL2) IN EXCHANGE FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF CLASS A-1
      FLOATING RATE ASSET BACKED NOTES, SERIES 1999-1 (CUSIP: U01002AA9),

 $400,000,000 CLASS A-2 FLOATING RATE ASSET BACKED NOTES, SERIES 1999-1 (CUSIP:
  009341AM0) IN EXCHANGE FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF CLASS A-2
      FLOATING RATE ASSET BACKED NOTES, SERIES 1999-1 (CUSIP: U01002AB7),

  $126,500,000 CLASS B FLOATING RATE ASSET BACKED NOTES, SERIES 1999-1 (CUSIP:
   009341AN8) IN EXCHANGE FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF CLASS B
      FLOATING RATE ASSET BACKED NOTES, SERIES 1999-1 (CUSIP: U01002AC5),

   $106,000,000 CLASS C FIXED RATE ASSET BACKED NOTES, SERIES 1999-1 (CUSIP:
009341AP3) IN EXCHANGE FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF CLASS C FIXED
           RATE ASSET BACKED NOTES, SERIES 1999-1 (CUSIP: U01002AD3).


                             AIRCRAFT FINANCE TRUST

_______________________________________________________________________________

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON           ,
  UNLESS EXTENDED (THE "EXPIRATION DATE"). RESTRICTED NOTES (AS DEFINED BELOW)
    TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE
                                EXPIRATION DATE.
_______________________________________________________________________________

To our Clients:

         The undersigned hereby acknowledges receipt of the Prospectus dated (the "Prospectus") of Aircraft Finance Trust (the "Company") and the
accompanying Letter of Transmittal (the "Letter of Transmittal") that together set forth the Company's offer (the "Exchange Offer") to exchange an aggregate principal amount of up to $1,145,000,000 of its Class A-1 Floating Rate Asset Backed Notes, Series 1999-1, Class A-2 Floating Rate Asset Backed Notes, Series 1999-1, Class B Floating Rate Asset Backed Notes, Series 1999-1 and Class C Fixed Rate Asset Backed Notes, Series 1999-1, (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for an equal aggregate principal amount of its issued and outstanding Class A-1 Floating Rate Asset Backed Notes, Series 1999-1, Class A-2 Floating Rate Asset Backed Notes, Series 1999-1, Class B Floating Rate Asset Backed Notes, Series 1999-1 and Class C Fixed Rate Asset Backed Notes, Series 1999-1 (the "Restricted Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

         This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Restricted Notes held by for the account of the undersigned.

         We request instructions as to whether you wish to tender any or all of the Restricted Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.
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         The aggregate face amount of the Restricted Notes held by us for the account of the undersigned is (FILL IN AMOUNT):

         $__________ of the Class A-1 Floating Rate Asset Backed Notes, Series 1999-1.

         $___________ of the Class A-2 Floating Rate Asset Backed Notes, Series 1999-1.


         $___________ of the Class B Floating Rate Asset Backed Notes, Series 1999-1.


         $____________ of the Class C Fixed Rate Asset Backed Notes, Series 1999-1.


         With respect to the Exchange Offer, the undersigned hereby instructs us (CHECK APPROPRIATE BOX):

                  [ ] To TENDER the following Restricted Notes held by us for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF EXISTING NOTES TO BE TENDERED (IF ANY): $____________.

                  [ ] NOT to TENDER any Restricted Notes held by us for the account of the undersigned.

         If the undersigned instructs us to tender the Restricted Notes held by us for the account of the undersigned, it is understood that we are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned, (ii) the undersigned has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Restricted Notes, the undersigned is not engaged in and does not intend to participate in the distribution of such Exchange Notes, (iv) the undersigned is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or, if the undersigned is an "affiliate," that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, and (v) the Holder is not an "Initial Purchaser" who acquired the Restricted Notes directly from the Company in the initial offering to resell pursuant to Rule 144A, Regulation S or any other available exemption under the Securities Act, or if the Holder is such an Initial Purchaser, that the Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account in exchange for Restricted Notes, it represents that such Restricted Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.
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_______________________________________________________________________________


                                    SIGN HERE


Name of beneficial owner(s):___________________________________________________

Signature(s):__________________________________________________________________

Name(s) (please print):________________________________________________________

Address:_______________________________________________________________________

Telephone Number:______________________________________________________________

Taxpayer Identification or Social Security
Number:________________________________________________________________________

Date:__________________________________________________________________________


_______________________________________________________________________________